Exhibit 10.3

EXECUTION VERSION

December 2, 2021

Apollo Strategic Growth Capital
9 West 57th Street, 43rd Floor
New York, NY 10019

and

GBT JerseyCo Limited
c/o GBT US LLC
General Counsel’s Office 666 Third Avenue
New York, NY 10017

Re:         Certain Transaction Matters

Reference is made to that certain Business Combination Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Transaction Agreement”), by and among Apollo Strategic Growth Capital, a Cayman Islands exempted company limited by shares (which shall migrate to and domesticate as a Delaware corporation at the Closing) (“Acquiror”), and GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey (the “Company”). This letter agreement (this “Letter Agreement”) is being entered into by APSG Sponsor, L.P., a Cayman Islands exempted limited partnership (“Sponsor”), the undersigned individuals, each of whom is a member of Acquiror’s Board of Directors and/or management team (collectively, the “Insiders” and together with Sponsor, the “Sponsor Parties”), Acquiror and the Company in connection with the Transactions. Capitalized terms used herein are defined in paragraph 1 hereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agrees as follows:

1.	Definitions. For purposes of this Letter Agreement:

a.	“Acquiror Board” shall mean the Board of Directors of Acquiror.

b.	“Founder Shares Lock-up Period” shall have the meaning set forth in the Insider Letter.

c.	“Insider Letter” shall mean that certain letter agreement, dated as of October 1, 2020, by and among Acquiror, Sponsor and the Insiders.

d.	“Lock-up Periods” shall have the meaning set forth in the Insider Letter.

e.	“Permitted Transfer” shall mean any of the following: (i) Transfers to Acquiror’s officers or directors, any Affiliates or family members of any of Acquiror’s officers or directors, any partner of Sponsor, or any Affiliates of Sponsor; (ii) in the case of an individual, Transfers by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such person, or to a charitable organization; (iii) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of such person; (iv) in the case of an individual, Transfers pursuant to a qualified domestic relations order; (v) Transfers by virtue of the laws of Delaware or Sponsor’s partnership agreement upon dissolution of Sponsor; (vi) Transfers pursuant to Acquiror’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of Acquiror’s stockholders having the right to exchange their shares of Domesticated Acquiror Class A Common Stock for cash, securities or other property subsequent to the Closing and (vii) to a nominee or custodian of a Person to whom a Transfer would be permissible under clauses (i) through (vi) above; provided, however, that in the case of clauses (i) through (iv), and (vii), these permitted transferees must enter into a written agreement with Acquiror and the Company agreeing to be bound by the transfer restrictions set forth herein and the other restrictions contained in this Letter Agreement.

f.	“Sponsor Shares” shall mean the shares of Domesticated Acquiror Class A Common Stock issued at the Closing upon conversion of the shares of Domesticated Acquiror Class X Common Stock held by Sponsor as of immediately prior thereto. For avoidance of doubt, the Sponsor Shares shall not include (i) any shares of Domesticated Acquiror Class A Common Stock issued to Sponsor or any of its Affiliates pursuant to a PIPE Subscription Agreement or (ii) any Syndicate Shares.

g.	“Sponsor Warrants” shall mean the Domesticated Acquiror Warrants issued at the Closing upon conversion of the Acquiror Cayman Warrants held by Sponsor as of immediately prior thereto.

h.	“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

i.	“Vesting Period” shall mean the time period beginning on and including the Closing Date and ending on and including the five-year anniversary of the Closing Date.

2.	Closing Date Deliverables. At or prior to the Closing, Sponsor and the Insiders shall deliver to Acquiror and the Company a duly executed copy of all Transaction Documents to which such Sponsor Party is contemplated to be a party, in substantially the forms attached to the Transaction Agreement, as applicable.

3.	Post-Closing Lock-Up.

a.	From and after the Closing, each Sponsor Party agrees to comply with the restrictions on transfer set forth in paragraph 7(a) and paragraph 7(b) of the Insider Letter, as in effect on the date hereof as if fully set forth herein, except that (i) paragraph 7(a) shall apply to the Sponsor Shares, in lieu of “Founder Shares” or “Ordinary Shares issuable upon conversion thereof,” and (ii) paragraph 7(b) shall apply to the Sponsor Warrants, in lieu of “Private Placement Warrants”, and Domesticated Acquiror Class A Common Stock, in lieu of “Ordinary Shares” in front of “issued or issuable upon the exercise of the Private Placement Warrants”, in each case, mutatis mutandis, and such restrictions on transfer shall not apply to Permitted Transfers.

b.	If any Sponsor Share, Sponsor Warrant or Domesticated Acquiror Class A Common Stock issued or issuable upon the exercise of a Sponsor Warrant subject to paragraph 3.a hereto bears a legend (including a notation in Acquiror’s stock ledger or other books and records in the case of uncertificated securities) that they are subject to the contractual restrictions on transfer imposed pursuant to this paragraph 3 or paragraphs 7(a) or 7(b) of the Insider Letter, then, upon the termination of the applicable Lock-up Period, Acquiror shall promptly (and in any event within three (3) Business Days) take all actions reasonably necessary (including sending an instruction letter to Acquiror’s transfer agent) to cause such legend to be removed.

4.	Vesting and Forfeiture of Sponsor Shares.

a.	Designation. Of the Sponsor Shares, 13,631,318 are referred to herein as “Immediately Vested Sponsor Shares” and, subject to the last sentence of this paragraph 4.a, the remaining 6,713,932 are referred to herein as “Vesting Sponsor Shares.” Subject to the last sentence of this paragraph 4.a, of the Vesting Sponsor Shares, (i) 3,356,966 are referred to herein as “$12.50 Threshold Shares,” and (ii) 3,356,966 are referred to herein as “$15.00 Threshold Shares.” Notwithstanding anything to the contrary set forth herein, if after the date hereof, Sponsor enters into a Syndication Transfer, pursuant to which Sponsor agrees to Transfer (which may be effectuated as a forfeiture to Acquiror and reissuance by Acquiror) Acquiror Cayman Class B Ordinary Shares (which are converted into Domesticated Acquiror Class X Common Stock and subsequently converted into Domesticated Acquiror Class A Common Stock in connection with the Transactions) (such shares, the “Syndicate Shares”) to such equity investor, then upon consummation of such Syndication Transfer the amounts set forth above as “Vesting Sponsor Shares” and “$15.00 Threshold Shares” shall be deemed reduced by the amount of the Syndicate Shares; provided that if the number of Syndicate Shares is greater than the number of $15.00 Threshold Shares, then the amount set forth above as $12.50 Threshold Shares shall next be deemed reduced by such excess; provided, further, that if such excess described in the previous proviso is greater than the $12.50 Threshold Shares, the amount set forth above as Immediately Vested Sponsor Shares shall next be deemed reduced by such further excess. The parties hereto agree that all Syndicate Shares, once Transferred (or forfeited and reissued) to such equity investor, shall not be subject to any of the provisions of this Letter Agreement, including paragraphs 3 and 4.

b.	Immediately Vested Sponsor Shares. From and after the Closing, the Immediately Vested Sponsor Shares shall be deemed to have vested and shall not be subject to forfeiture under this Letter Agreement.

c.	$12.50 Threshold Shares. Effective as of and conditioned upon the Closing, the $12.50 Threshold Shares shall be deemed unvested and become subject to forfeiture as set forth herein. If, at any time during the Vesting Period, the VWAP of Domesticated Acquiror Class A Common Stock is greater than or equal to $12.50 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (a “$12.50 Trigger Event”), (i) the $12.50 Threshold Shares shall be deemed to have vested and shall cease to be subject to forfeiture under this Letter Agreement and (ii) Acquiror shall promptly (and in any event, within three (3) Business Days) (x) pay to the holder(s) of the $12.50 Threshold Shares all dividends and other distributions set aside pursuant to paragraph 4.h and (y) take all actions reasonably necessary to cause any and all legends set forth on certificates representing the $12.50 Threshold Shares (or notations in Acquiror’s stock ledger or other books and records, if such shares are uncertificated) pursuant to paragraph 4.i hereto to be removed.

d.	$15.00 Threshold Shares. Effective as of and conditioned upon the Closing, the $15.00 Threshold Shares shall be deemed unvested and become subject to forfeiture as set forth herein. If, at any time during the Vesting Period, the VWAP of Domesticated Acquiror Class A Common Stock is greater than or equal to $15.00 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (a “$15.00 Trigger Event”), (i) the $15.00 Threshold Shares shall be deemed to have vested and shall cease to be subject to forfeiture under this Letter Agreement and (ii) Acquiror shall promptly (and in any event within three (3) Business Days) (x) pay to the holder(s) of the $15.00 Threshold Shares all dividends and other distributions set aside pursuant to paragraph 4.h and (y) take all actions reasonably necessary to cause any and all legends set forth on certificates representing the $15.00 Threshold Shares (or notations in Acquiror’s stock ledger or other books and records, if such shares are uncertificated) pursuant to paragraph 4.i hereto to be removed.

e.	Change of Control. Notwithstanding anything to the contrary set forth herein, in the event that there is a Change of Control after the Closing and prior to the end of the Vesting Period:

i.	to the extent it has not already occurred, a $12.50 Trigger Event shall be deemed to occur (and the actions contemplated by paragraph 4.c shall be required to occur) on the day immediately prior to the occurrence of such Change of Control if the value of the per share consideration to be received by the holders of Domesticated Acquiror Class A Common Stock in such Change of Control is greater than or equal to $12.50; provided, that if such Change of Control is an acquisition of Acquiror by merger, business combination or otherwise in which the holders of Domesticated Acquiror Class A Common Stock receive only cash consideration for their shares at a price less than $12.50 per share (a “Non-Qualifying $12.50 Change of Control”), then the obligations in paragraphs 4.c, 4.d, this paragraph 4.e.i and 4.e.ii shall terminate and no longer apply effective upon such Non-Qualifying $12.50 Change of Control; and

ii.	to the extent it has not already occurred, a $15.00 Trigger Event shall be deemed to occur (and the actions contemplated by paragraph 4.d shall be required to occur) on the day immediately prior to the occurrence of such Change of Control if the value of the per share consideration to be received by the holders of Domesticated Acquiror Class A Common Stock in such Change of Control is greater than or equal to $15.00; provided, that if such Change of Control is an acquisition of Acquiror by merger, business combination or otherwise in which the holders of Domesticated Acquiror Class A Common Stock receive only cash consideration for their shares at a price less than $15.00 per share (a “Non-Qualifying $15.00 Change of Control”), then the obligations in paragraph 4.d and this paragraph 4.e.ii shall terminate and no longer apply effective upon such Non-Qualifying $15.00 Change of Control.

provided, further, that (A) in each of the foregoing clauses i. and ii. of this paragraph 4.e, to the extent the per share consideration to be received by holders of Domesticated Acquiror Class A Common Stock in such Change of Control includes contingent consideration or property other than cash, the Acquiror Board shall determine the value of such consideration in good faith (valuing any such consideration payable in publicly traded securities, on a per-security basis, at the VWAP of such security over the twenty (20) consecutive Trading Day period ending on (and including) the second Business Day prior to the date of the entry into the binding definitive agreement providing for the consummation of such Change of Control, if there be such an agreement, or the date of such Change of Control, if there is no such agreement); (B) any determination by the Acquiror Board with respect to any matters contemplated by, or related to, this paragraph 4.e, including the value of the per share consideration to be received by holders of Domesticated Acquiror Class A Common Stock in any Change of Control, shall be made in good faith and shall be final and binding on the parties hereto; and (C) if the consideration in a Change of Control is equity securities of the surviving company or one of its Affiliates that are (or will be at the closing of such Change of Control) publicly traded, any remaining unvested Vesting Sponsor Shares (not otherwise vested pursuant to this paragraph 4, including in accordance with clause (A) of this proviso) shall not be forfeited and instead shall be converted into similar equity securities offered in such Change of Control and shall remain subject to the remaining applicable vesting triggering events set forth herein (as may be equitably adjusted to take into account the structure and consideration provided for such Change of Control). For avoidance of doubt, the provisions in clauses i. and ii. of this paragraph 4.e may apply to a single Change of Control, such that both the $12.50 Trigger Event and the $15.00 Trigger Event may be deemed to occur in connection with such single Change of Control if the conditions set forth in both clauses i. and ii. are satisfied.

f.	Equitable Adjustments. The number of shares set forth in paragraph 4.a and the Domesticated Acquiror Class A Common Stock price targets set forth in paragraphs 4.c, 4.d and 4.e, as applicable, shall be equitably adjusted for stock splits, reverse stock splits, dividends (cash or stock), reorganizations, recapitalizations, reclassifications, combinations or other like changes or transactions with respect to the Domesticated Acquiror Class A Common Stock occurring after the Closing (other than the Transactions).

g.	Forfeiture.

i.	If the $12.50 Trigger Event has not occurred or been deemed to have occurred prior to the end of the Vesting Period, the obligations in paragraphs 4.c, 4.d and 4.e shall terminate and no longer apply and all holder(s) of the $12.50 Threshold Shares and $15.00 Threshold shares shall, immediately thereafter, irrevocably forfeit and surrender such shares to Acquiror for no consideration as a contribution to the capital of Acquiror (including for purposes of Section 118 of the Code).

ii.	If the $15.00 Trigger Event has not occurred or been deemed to have occurred prior to the end of the Vesting Period, the obligations in paragraphs 4.d and 4.e.ii shall terminate and no longer apply and all holder(s) of the $15.00 Threshold Shares shall, immediately thereafter, irrevocably forfeit and surrender such shares to Acquiror for no consideration as a contribution to the capital of Acquiror (including for purposes of Section 118 of the Code).

h.	Rights of Holder(s) of Vesting Sponsor Shares. The registered holder(s) of any Vesting Sponsor Shares that remain unvested prior to the expiration of the Vesting Period shall be entitled to all of the rights of ownership thereof, including the right to vote and receive dividends and other distributions in respect of such Vesting Sponsor Shares. Notwithstanding the foregoing, to the extent that any dividends or other distributions are paid in cash in respect of Vesting Sponsor Shares with a payment date prior to the earlier of (x) the vesting of such Vesting Sponsor Shares upon the $12.50 Trigger Event or $15.00 Trigger Event, as applicable, or (y) the expiration of the Vesting Period shall be set aside by Acquiror and shall be paid to the holder(s) thereof upon the vesting of such Vesting Sponsor Shares at, as applicable, the $12.50 Trigger Event or $15.00 Trigger Event (if at all).

i.	Restrictions on Transfer; Legends. Sponsor agrees that it shall not Transfer any unvested Vesting Sponsor Shares held by Sponsor prior to the date such Vesting Sponsor Shares become vested pursuant to this paragraph 4, except to a permitted transferee pursuant to a Permitted Transfer. Certificates or book entries representing unvested Vesting Sponsor Shares shall bear a legend referencing that they are subject to forfeiture and contractual restrictions on transfer imposed pursuant to paragraph 3 of this Letter Agreement, and any transfer agent for Domesticated Acquiror Class A Common Stock will be given appropriate stop transfer orders with respect to such unvested Vesting Sponsor Shares.

5.	Sponsor Assistance. For a period of two (2) years following the Closing Date, Sponsor agrees to use commercially reasonable efforts to work with Apollo Portfolio Performance Solutions to offer and encourage Apollo Management Holdings, L.P. and its affiliated funds’ portfolio companies to use the Company’s services.

6.	Use of “Apollo” Name. From and after the Closing, Acquiror shall cease all use of the name “Apollo” (the “Apollo Name”), including as part of its corporate name, provided that the foregoing shall not prohibit Acquiror and its Affiliates from using the Apollo Name (i) in a neutral, non-trademarked manner to describe the history of Acquiror's business, (ii) in internal legal and business records, (iii) in ordinary course disclosures, communications and external documents provided to their respective directors, officers, employees, investors, advisors, agents and representatives or (iv) as required by applicable Law. To the extent that Acquiror owns any rights, title or interest in or to the Apollo Name, whether by operation of law or otherwise, at Closing, Acquiror hereby irrevocably transfers and assigns any and all such rights to Sponsor. Following the Closing Date, if any further action on the part of Acquiror is necessary to carry out the provisions of this paragraph 6, Acquiror shall use commercially reasonable efforts to take such action upon Sponsor’s reasonable request and at Sponsor’s cost and expense.

7.	Termination. Except as otherwise expressly set forth in this Letter Agreement, this Letter Agreement shall terminate upon the earliest to occur of (a) the later of (i) the earlier of (x) a $15.00 Trigger Event and (y) the expiration of the Vesting Period and, in either case, the performance by Acquiror and Sponsor of the last obligation required to be performed by it following a $15.00 Trigger Event or the expiration of the Vesting Period, as applicable and (ii) the expiration of the Founder Shares Lock-up Period, (b) the termination of the Transaction Agreement in accordance with its terms prior to the Closing or (c) the time this Letter Agreement is terminated upon the mutual written agreement of the parties hereto; provided, that, if the Closing occurs, paragraphs 5 and 6 hereto shall survive the termination of this Letter Agreement in accordance with its terms. Upon such termination, this Letter Agreement (except paragraphs 5 and 6) shall forthwith become void and have no further force or effect, without any liability or other obligation on the part of any party hereto to any Person in respect of the transactions contemplated hereby, and no party shall have any claim against any other party hereto (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, that no such termination shall relieve any party hereto of any liability arising in respect of any willful and material breach of this Letter Agreement occurring prior to such termination. Paragraphs 5, 6 and this paragraph 7 shall survive the termination of this Letter Agreement.

8.	Miscellaneous.

a.	Governing Law. This Letter Agreement, and all claims or causes of action based upon, arising out of, or related to this Letter Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

b.	Jurisdiction; Waiver of Jury Trial.

i.	Any Action based upon, arising out of or related to this Letter Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (unless the Court of Chancery of the State of Delaware shall decline to accept jurisdiction over a particular matter, in which case, in any state or federal court within the State of Delaware), and each of the parties hereto irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, (iv) agrees not to bring any Action arising out of or relating to this Letter Agreement or the transactions contemplated hereby in any other court and (v) agrees to accept service of process in any such Action if given in the same manner for giving notices under paragraph 8(g) or in any other manner permitted by applicable Law. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other party hereto in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this paragraph 8(b).

ii.	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION WHICH MAY ARISE UNDER THIS LETTER AGREEMENT AND THE TRANSACTIONS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS

c.	Assignment. Neither this Letter Agreement nor any part thereof shall (a) be assigned by any of the Sponsor Parties without the prior written consent of the Company or (b) be assigned by the Company without the prior written consent of Sponsor. Any such assignment without such consent shall be null and void. Subject to the foregoing, this Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

d.	Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Letter Agreement and to specific enforcement of the terms and provisions of this Letter Agreement prior to the valid termination of this Letter Agreement in accordance with paragraph 7, in addition to any other remedy to which any party hereto is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Letter Agreement, no party hereto shall oppose the granting of specific performance and other equitable relief on the basis, or allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law, and each party hereto agrees to waive any requirement for the securing or posting of any bond in connection therewith. The parties hereto acknowledge and agree that the right of specific enforcement is an integral part of the Transactions and without that right, neither party hereto would have entered into this Letter Agreement.

e.	Amendment. Subject to the provisions of applicable Law, this Letter Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Letter Agreement and which makes reference to this Letter Agreement.

f.	Severability. If any provision of this Letter Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Letter Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Letter Agreement, they shall take any actions necessary to render the remaining provisions of this Letter Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Letter Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

g.	Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email, addressed as follows:

If to the Company:

c/o GBT US LLC
General Counsel’s Office
666 Third Avenue
New York, NY 10017
Attn: Eric J. Bock

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attn: Peter D. Serating; Thaddeus P. Hartmann
Email: Peter.Serating@skadden.com; Thaddeus.Hartmann@skadden.com

If to a Sponsor Party:

To such Sponsor Party’s address set forth under its signature block with a copy to (which will not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attn:        Ross A. Fieldston; Brian M. Janson
Email:       rfieldston@paulweiss.com; bjanson@paulweiss.com

or to such other address or addresses as the parties hereto may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

h.	Headings; Counterparts; Effectiveness; Construction. The headings in this Letter Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Letter Agreement. This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Letter Agreement may be delivered by email (including by .pdf, ..tif, .gif, .jpeg or similar formatted attachment thereto) by any party hereto and such signature will be deemed binding for all purposes hereof without delivery of an original signature being thereafter required. Section 1.2 of the Transaction Agreement is hereby incorporated herein mutatis mutandis.

i.	Entire Agreement. This Letter Agreement and the agreements referenced herein constitute the entire agreement among the parties hereto relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Affiliates relating to the transactions contemplated hereby.

[The remainder of this page left intentionally blank.]

Please indicate your agreement to the terms of this Letter Agreement by signing where indicated below.

Very truly yours,

APSG SPONSOR, L.P.

By: AP Caps II Holdings GP, LLC, its general partner

By: Apollo Principal Holdings III, L.P., its managing member

By: Apollo Principal Holdings III GP, Ltd., its general partner

By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

Address for Notices:

ATTN:
EMAIL:

[Signature Page to Sponsor Side Letter]

/s/ James Crossen
Name:	James Crossen

Address for Notices:

ATTN:
EMAIL:

[Signature Page to Sponsor Side Letter]

/s/ Mitch Garber
Name:	Mitch Garber

Address for Notices:

ATTN:
EMAIL:

[Signature Page to Sponsor Side Letter]

/s/ Sanjay Patel
Name:	Sanjay Patel

Address for Notices:

ATTN:
EMAIL:

[Signature Page to Sponsor Side Letter]

/s/ James H. Simmons III
Name:	James H. Simmons III

Address for Notices:

ATTN:
EMAIL:

[Signature Page to Sponsor Side Letter]

/s/ Scott Kleinman
Name:	Scott Kleinman

Address for Notices:

ATTN:
EMAIL:

[Signature Page to Sponsor Side Letter]

/s/ Jennifer Fleiss
Name:	Jennifer Fleiss

Address for Notices:

ATTN:
EMAIL:

[Signature Page to Sponsor Side Letter]

Acknowledged and agreed
as of the date of this Letter Agreement

APOLLO STRATEGIC GROWTH CAPITAL

By:	/s/ Sanjay Patel
Name:	Sanjay Patel
Title:	Chief Executive Officer

[Signature Page to Sponsor Side Letter]

Acknowledged and agreed
as of the date of this Letter Agreement

GBT JERSEYCO LIMITED

By:	/s/ Eric J. Bock
Name:	Eric J. Bock
Title:	Chief Legal Officer, Global Head of Mergers & Acquisitions and Corporate Secretary

[Signature Page to Sponsor Side Letter]